Exhibit 99.1

Platinum Eagle Acquisition Corp. Announces the Separate Trading of Its Class A Ordinary Shares and Warrants

LOS ANGELES, March 5, 2018— Platinum Eagle Acquisition Corp. (Nasdaq: EAGLU) (the “Company”) announced that holders of the units sold in the Company’s initial public offering of 32,500,000 units completed on January 17, 2018 (the “offering”) may elect to separately trade the Class A ordinary shares and warrants included in the units commencing on March 5, 2018. Any units not separated will continue to trade on The Nasdaq Capital Market under the symbol “EAGLU”, and each of the Class A ordinary shares and warrants will separately trade on The Nasdaq Capital Market under the symbols “EAGL” and “EAGLW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, copies of the prospectus related to the offering may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005, tel: 800-503-4611, email: prospectus.CPDG@db.com; or from BofA Merrill Lynch, Attn: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001; email: dg.prospectus_requests@baml.com.

About Platinum Eagle Acquisition Corp.

The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination opportunity in any industry or sector, it intends to capitalize on the ability of its management team to identify, acquire and operate a business or businesses that can benefit from its management team’s established global relationships and operating experience. The Company’s management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors, including media and entertainment. The Company’s sponsor is Platinum Eagle Acquisition LLC, of which media executive Jeff Sagansky is a member. Joining him in the management of the Company is President, Chief Financial Officer and Secretary, Eli Baker, who served as the Vice President, General Counsel and Secretary of one of Mr. Sagansky’s prior public acquisition vehicles and as a director of another of Mr. Sagansky’s prior public acquisition vehicles. Harry E. Sloan, who co-led two prior public acquisition vehicles with Mr. Sagansky, is a founding investor in the Company alongside the sponsor.

Information Concerning Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to, the following: changes in general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurances that the actual results or developments anticipated by the Company will be realized, or even if realized, that they will have the expected consequences to or effects on the Company, its business or operations. The Company has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.